Exhibit 10.56

STOCK APPRECIATION RIGHTS AWARD

HUDSON TECHNOLOGIES, INC.

AGREEMENT made as of [DATE] (the "Grant Date") between Hudson Technologies, Inc. (the "Company"), a New York corporation, having a principal place of business at PO Box 1541, One Blue Hill Plaza, 14th Floor, Pearl River, New York 10965, and [[FIRSTNAME]] [[LASTNAME]] (the "Grantee").

WHEREAS, the Company desires to grant to the Grantee Stock Appreciation Rights (the "SARs") with respect to shares of its common stock, par value $.01 per share (the "Shares"), under and pursuant to Section 8 of the Company’s 2014 Stock Incentive Plan (the "Plan");

WHEREAS, the Company and the Grantee understand and agree that unless otherwise defined herein any terms used herein have the same meanings as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.Grant of SARs. The Company hereby grants to the Grantee SARs with respect to 250 Shares, on the terms and conditions, and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The SARs give the Grantee, upon vesting and exercise, the right to receive an amount equal to the difference between the Fair Market Value of a share of the Company’s Common Stock on the date of exercise over the Grant Price multiplied by the number of SARs being exercised (the "Spread"). The Grantee acknowledges receipt of a copy of the Plan.

2.Purchase Price. The purchase price of the Shares covered by the SARs shall be [$____] per share (which amount shall not be less than Fair Market Value on the Grant Date).

3.Vesting of SARs. The SARs granted hereby shall vest and be exercisable on or after [________].

4.Term of SARs. The SARs shall terminate three years from the date of this Agreement (the "Expiration Date"). The SARs may be exercised during their term only to the extent they are vested. All SARs (whether or not vested) shall be forfeited and terminate on the earlier of (i) the date of the Grantee’s termination of employment for any reason and (ii) the Expiration Date.

5.Non-Assignability. The SARs shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The SARs shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the SARs or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the SARs or such right, shall be null and void.

6.Payment. The SARs may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company. Such written notice shall be signed by the person exercising the SARs, shall state the number of Shares with respect to which the SAR is being exercised and shall otherwise comply with the terms and conditions of this Agreement and the Plan. Upon valid exercise of the vested SARs, the Company shall pay the Grantee the Spread, less applicable withholdings, in either (i) a cash lump sum or (ii) in Shares with such payment being made within thirty (30) days of such exercise, without interest thereon. For the avoidance of doubt, the election to pay the Spread in cash or Shares shall be made by the Company in its sole discretion and the Grantee shall not have the ability to elect the form of payment of the SAR.

7.Stockholder Rights. Grantee acknowledges that he/she does not have any rights as a stockholder of the Company by reason of a grant of the SARs or settlement of the SARs pursuant to this Agreement unless and until Shares are actually distributed by the Company at its election in settlement of the SAR. Grantee further acknowledges that the SARs only entitle the Grantee, if at all, to an amount determined and payable pursuant to the terms of this Agreement.

8.Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by hand delivery, overnight courier service, or registered or certified mail, return receipt requested, and sent, if to the Company, at its principal executive offices, and if to the Grantee, at the Grantee’s most current residence address as reflected in the records of the Company or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when received in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

9.Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New York.

10.Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.Section 409A. The SARs are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for a right to compensation based on the appreciation in value of a specified number of shares of service recipient stock as described in Section 1.409A-1(b)(5)(i)(B) of the Department of Treasury regulations. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that the SARs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date hereof), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the SARs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the SARs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any SAR granted herein is determined to constitute deferred compensation under Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

HUDSON TECHNOLOGIES, INC.

By:

[[FIRSTNAME]] [[LASTNAME]],Grantee